Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 22, 2012, relating to the financial statements of BioLineRx Ltd., which appears in BioLineRx Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel August 10, 2012	/s /Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited